        Exhibit 10.44

Notice of Restricted Stock Unit Grant

Participant:     /$ParticipantName$/
Company:     Visa Inc.
Notice:     You have been granted the following Restricted Stock Units in accordance with the terms of the Visa Inc. 2007 Equity Incentive Compensation Plan (the “Plan”) and the Restricted Stock Unit Award Agreement (“Agreement”) attached hereto.
Type of Award:     Restricted Stock Units
Grant ID:     /$GrantID$/
Grant:     Grant Date: /$GrantDate$/
Number of Shares Underlying Restricted Stock Units: /$AwardsGranted$/
Vesting:     The Restricted Stock Units shall be fully vested on the Grant Date.
Acceptance:     You are deemed to have accepted your Restricted Stock Units award and agreed to the terms and conditions set forth in this Agreement, the terms and conditions of the Plan, and the Addendum with Additional Country Specific Terms and Conditions attached as Exhibit A, all of which are made part of the Agreement. Your Agreement is available to you online in your Merrill Benefits Online account via this link: https://benefits.ml.com.

Visa Inc.

2007 Equity Incentive Compensation Plan
Restricted Stock Unit Award Agreement

This Restricted Stock Unit Award Agreement (this “Agreement”), dated as of the Grant Date (the “Grant Date”) set forth in the Notice of Restricted Stock Unit Grant attached as Schedule A hereto (the “Grant Notice”), is made between Visa Inc. (the “Company”) and the Participant set forth in the Grant Notice. The Grant Notice is included in and made part of this Agreement.
1.     Definitions.
Capitalized terms used but not defined herein have the meaning set forth in the Visa Inc. 2007 Equity Incentive Compensation Plan (the “Plan”).
2.     Grant of the Restricted Stock Units.
Subject to the provisions of this Agreement and the provisions of the Plan, the Company hereby grants to the Participant, pursuant to the Plan, the number of Restricted Stock Units set forth in the Grant Notice (the “Restricted Stock Units”).
3.     Dividend Equivalents.
Each Restricted Stock Unit shall entitle the Participant to Dividend Equivalents with respect to regular cash dividends that would otherwise be paid on the Share underlying such Restricted Stock Unit during the period from the Grant Date to the date on which such Restricted Stock Unit is settled in accordance with Section 6. Any such Dividend Equivalent shall be paid to the Participant at (or within thirty (30) days following) the time such related dividends are paid to holders of Shares.
4.     Vesting.
The Restricted Stock Units shall be fully vested on the Grant Date as set forth in the Grant Notice.
5.     Deferral Election.
The Participant may elect to defer commencement of the settlement of the vested Restricted Stock Units until the later of (a) the first anniversary of the Grant Date and (b) a date or dates during the Participant’s service as a member of the Board or following the Participant’s termination of service as a member of the Board, subject however to earlier settlement (i) upon or within thirty (30) days following the Participant’s death or (ii) upon, or within thirty (30) days following, a Change of Control that constitutes a "change in control event" within the meaning of Section 409A of the Code. To do so, the Participant must make a valid and timely election pursuant to the terms of the deferral election form provided to the Participant for this purpose.

6.    Settlement of Restricted Stock Units.
Unless the Participant has made a valid deferral election pursuant to Section 5 above or unless otherwise provided in the Plan, including, without limitation, by reason of a Change of Control, the Company shall cause to be delivered to the Participant (a) the full number of Shares underlying the Restricted Stock Units (a “Share Settlement”), (b) a cash payment determined by reference to the then-current Fair Market Value of such Shares or (c) a combination of Shares and such cash payment as the Committee, in its sole discretion, shall determine, subject to satisfaction of applicable Tax Withholding Obligations (as defined in and in accordance with Section 7 of this Agreement), within 90 days following the Grant Date or if earlier, upon, or within 90 days following, the earlier to occur of (i) a Change of Control that constitutes a "change in control event" within the meaning of Section 409A of the Code and (ii) the Participant’s death provided, however, that if the Participant’s Termination occurs under any circumstances other than death, any such delivery of Shares or cash payment shall be delayed for six (6) months from the date of such Participant’s Termination if the Participant is a “specified employee” (as such term is defined in Section 409A(a)(2)(B)(i) of the Code). Any right to a distribution or series of distributions of Shares hereunder shall be treated as a right to a series of separate payments for purposes of Section 409A of the Code.
Notwithstanding the foregoing, payment of the Restricted Stock Units to the Participant may only be in the form of a Share Settlement, unless otherwise elected by the Participant and permitted by the Committee or the Board, or unless otherwise determined by the Committee or the Board.
7.     Taxes and Withholdings.
In the event any Restricted Stock Units becomes includible in the Participant’s gross income for income tax purposes, the Participant authorizes any Tax Withholding Obligations (as defined below) with respect to such Restricted Stock Units to be satisfied by the Company by any means to the extent permitted by the Plan and applicable law, including but not limited to the following: (1) through a sale arranged by the Company through a securities broker (on the Participant's behalf pursuant to this authorization) without further consent from the Participant and the remittance of the cash proceeds of such sale to the Company, under which the Company is authorized and directed by the Participant to make payment from the cash proceeds of the sale directly to the appropriate taxing authorities in an amount equal to the Tax Withholding Obligations; (2) withholding Shares or cash otherwise deliverable or payable to the Participant pursuant to the Restricted Stock Unit award (provided, however, that the amount of any Shares so withheld shall not exceed the sum of all statutory maximum rates in the Participant’s applicable jurisdiction with respect to the Restricted Stock Units, as determined by the Company) pursuant to any procedures, and subject to any limitations as the Committee may prescribe and subject to applicable law, based on the Fair Market Value of the Shares on the payment date (“Net Settlement”); or (3) withholding the Tax Withholding Obligations from the Participant’s cash compensation payable to the Participant by the Company, if determined to be necessary or appropriate by the Company. The Company may, in the discretion of the Committee, provide for alternative arrangements to satisfy applicable tax withholding requirements in accordance with Article XVII of the Plan.

Notwithstanding the foregoing, the Company shall use Net Settlement to satisfy the Participant’s Tax Withholding Obligations, unless otherwise determined by the Committee or the Board.
Tax Withholding Obligations means the minimum tax or social insurance obligations required by law to be withheld in respect of the Restricted Stock Units, or such other withholding amount (a “Greater Amount”), up to the sum of all applicable statutory maximum rates, provided that such Greater Amount is approved in advance by the Committee or the Board.
Regardless of any action the Company takes with respect to any or all tax withholding (including social insurance contribution obligations, if any), the Participant acknowledges that the ultimate liability for all such taxes is and remains the Participant’s responsibility (or that of the Participant’s beneficiary, if applicable), and that the Company does not: (a) make any representations or undertakings regarding the treatment of any tax withholding in connection with any aspect of the Restricted Stock Units, including the grant or vesting thereof, the subsequent sale of Shares and the receipt of any dividends; or (b) commits to structure the terms of the Restricted Stock Units or any aspect of the Restricted Stock Units to reduce or eliminate the Participant’s (or the Participant’s beneficiary’s) liability for such tax.
8.     No Rights as a Shareholder Prior to Issuance of Shares.
Neither the Participant nor any other person shall become the beneficial owner of the Shares underlying the Restricted Stock Units, nor have any rights to dividends or other rights as a shareholder with respect to any such Shares, until and after such Shares, if any, have been actually issued to the Participant and transferred on the books and records of the Company or its agent in accordance with the terms of the Plan and this Agreement.
9.     No Right to Continued Service.
Neither the Restricted Stock Units nor any terms contained in this Agreement shall confer upon the Participant any rights or claims except in accordance with the express provisions of the Plan and this Agreement, and shall not give the Participant any express or implied right to be retained in the service of the Company for any period or in any particular position or at any particular rate of compensation, nor restrict in any way the right of the Company, which right is hereby expressly reserved, to modify or terminate the Participant’s service at any time for any reason.
10.     The Plan.
By accepting any benefit under this Agreement, the Participant and any person claiming under or through the Participant shall be conclusively deemed to have indicated Participant’s acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and this Agreement and any action taken under the Plan by the Board, the Committee or the Company, in any case in accordance with the terms and conditions of the Plan. In the event of any conflict between the provisions of the Plan and this Agreement, the provisions of the Plan shall control, and this Agreement shall be deemed to be modified accordingly. This Agreement is subject to all the terms, provisions and conditions of the Plan, which are incorporated herein by reference, and to such rules, policies and regulations as may from time to time be adopted by the Committee. The Plan and the prospectus describing the Plan can be found on the Company’s Human Resources intranet site. A paper copy of the Plan and the prospectus shall be provided to the Participant upon the Participant’s written request to the Company at 900 Metro Center Blvd., Foster City, California 94404, Attention: Stock Plan Administrator.
11.     Compliance with Laws and Regulations.
(a) The Restricted Stock Units and the obligation of the Company to deliver Shares or cash payments hereunder shall be subject in all respects to (i) all applicable federal and state laws, rules and regulations; and (ii) any registration, qualification, approvals or other requirements imposed by any government or regulatory agency or body which the Committee shall, in its discretion, determine to be necessary or applicable. Moreover, the Company shall not deliver any certificates for Shares to the Participant or any other person pursuant to this Agreement if doing so would be contrary to applicable law. If at any time the Company determines, in its discretion, that the listing, registration or qualification of Shares upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable, the Company shall not be required to deliver any certificates for Shares to the Participant or any other person pursuant to this Agreement unless and until such listing, registration, qualification, consent or approval has been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Company.
(b) It is intended that any Shares received under this Agreement shall have been registered under the Securities Act. If the Participant is an “affiliate” of the Company, as that term is defined in Rule 144 under the Securities Act (“Rule 144”), the Participant may not sell the Shares received except in compliance with Rule 144. Certificates representing Shares issued to an “affiliate” of the Company may bear a legend setting forth such restrictions on the disposition or transfer of the Shares as the Company deems appropriate to comply with federal and state securities laws.
(c) If at any time the Shares are not registered under the Securities Act, and/or there is no current prospectus in effect under the Securities Act with respect to the Shares, the Participant shall execute, prior to the delivery of any Shares to the Participant by the Company pursuant to this Agreement, an agreement (in such form as the Company may specify) in which the Participant represents and warrants that the Participant is purchasing or acquiring the Shares acquired under this Agreement for the Participant's own account, for investment only and not with a view to the resale or distribution thereof, and represents and agrees that any subsequent offer for sale or distribution of any kind of such Shares shall be made only pursuant to either (i) a registration statement on an appropriate form under the Securities Act,     which registration statement has become effective and is current with regard to the Shares being offered or sold; or (ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Participant shall, prior to any offer for sale of such Shares, obtain a prior favorable written opinion, in form and substance satisfactory to the Company, from counsel for or approved by the Company, as to the applicability of such exemption thereto.

12.     Notices.
All notices by the Participant or the Participant’s successors or permitted assigns shall be addressed to the Company at 900 Metro Center Blvd., Foster City, California 94404, Attention: Stock Plan Administrator or such other address as the Company may from time to time specify. All notices to the Participant shall be addressed to the Participant at the Participant’s address in the Company's records.
13.     Other Plans.
The Participant acknowledges that any income derived from this Restricted Stock Units award shall not affect the Participant’s participation in, or benefits under, any other benefit plan or other contract or arrangement maintained by the Company or any Subsidiary or Affiliate.
14.    Rights of Participant.
In accepting the grant, the Participant acknowledges that:
(a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, suspended or terminated by the Company at any time, as provided in the Plan and this Agreement;
(b) the grant of the Restricted Stock Units is voluntary and occasional and does not create any contractual or other right for the Participant or any other person to receive future grants of Restricted Stock Units, or benefits in lieu of Restricted Stock Units;
(c) all decisions with respect to any future grants will be at the sole discretion of the Company;
(d) the Restricted Stock Units do not constitute compensation of any kind for services of any kind rendered to the Company, its Affiliates and/or Subsidiaries, and are not part of the terms and conditions of the Participant’s employment or service with the Company, its Affiliates and/or Subsidiaries;
(e) no provision of this Agreement or of the Restricted Stock Units granted hereunder shall give the Participant any right to continue in the employ or service of the Company or any Affiliate or Subsidiary, create any inference as to the length of employment or service of the Participant, affect the right of an employer to terminate the employment of the Participant, with or without Cause, or give the Participant any right to participate in any employee welfare or benefit plan or other program (other than the Plan); and
(f) if the Participant ceases to be an employee or other individual service provider of the Company or any Affiliate or Subsidiary for any reason, the Participant shall not be entitled by way of compensation for loss of office or otherwise howsoever to any sum or other benefit to compensate the Participant for the loss of any rights under this Agreement or the Plan.

15.     Data Protection.
(a)    The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this document by and among, as applicable, the Company, its Affiliates and its Subsidiaries (“the Group”) for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.
(b)     The Participant acknowledges that the Group holds certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, details of all Options or any other entitlement to Shares outstanding in the Participant’s favor, for the purpose of implementing, administering and managing the Plan (“Data”).
(c)     The Participant acknowledges and agrees that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Participant’s country of residence or elsewhere, and that the recipient’s country of residence may have different data privacy laws and protections than those of the Participant’s country. In particular, the Company may transfer Data to the broker or stock plan administrator assisting with the Plan, to the Company’s legal counsel and tax/accounting advisor, and to the Subsidiary or Affiliate that is Participant’s employer and its payroll provider. The Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Participant may elect to deposit any Shares acquired.
(d)    The Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. The Participant understands that the Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing Participant’s local human resources representative. The Participant understands, however, that refusing or withdrawing the Participant’s consent will affect the Participant’s ability to participate in the Plan; without providing consent, the Participant will not be able to participate in the Plan or realize benefits (if any) from the Restricted Stock Units. The Participant should also refer to the Visa Inc. Global Privacy Policy (which is available to Participant separately and may be updated from time to time) for more information regarding the collection, use, storage, and transfer of the Participant’s Data. The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this document by and among, as applicable, the Company, its Affiliates and its Subsidiaries (“the Group”) for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

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